UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2012

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BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

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Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province
People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, Zack Pan, the Chief Financial Officer of Biostar Pharmaceuticals, Inc. (the “Company”), tendered his resignation as the Company’s CFO effective as of December 15, 2012. Mr. Pan’s departure was not due to any disagreement with the Company, but due to his intention to pursue other professional and personal opportunities. The Company is thankful to Mr. Pan for his service as the Company’s CFO and wishes his success in his future endeavors. The Company intends to retain Mr. Pan as a consultant to assist the Company with the CFO transition, as discussed below. The terms of this consulting arrangement have not been finalized as of the date of this report.

Effective as of December 18, 2012, the Board of Directors of the Company (the “Board”) appointed Qinghua Liu as the Company’s Interim Chief Financial Officer. Ms. Liu will hold this office until the Board finds a permanent appointment to the office of the CFO of the Company. Ms. Liu is currently a member of the Board of the Company.  From January 2010 to present, Ms. Liu held the office of Assistant to the Chairman of the Board of the Company, Chief Financial Officer of Shaanxi Aoxing Pharmaceuticals Co., Ltd., and Supervisor of Shaanxi (Xi’an) Biostar Biotech, Ltd.  From March 2007 to January, Ms. Liu held the offices of Vice General Manager, Financial Manager, Chief Accountant and Director of Shaanxi Aoxing Pharmaceuticals Co., Ltd. From January 1998 to March 2007, she was Financial Manager and Chief Accountant of Shaanxi Aoxing Pharmaceuticals Co., Ltd.  Ms. Liu holds a degree in Auditing and Financial Management from Northwest Institute of Light Industry, PRC.

In addition, the Board also approved the terms and provisions of Ms. Liu’s interim CFO employment with the Company to include base salary of approximately USD$11,550 per year, subject to review and adjustment by the Board. In addition, Ms. Liu will also be eligible to receive performance bonus and equity compensation, all to be determined in the Board’s discretion, as well as various health and other benefits available to the employees of the Company.

There is no arrangement or understanding between Ms. Liu and any other persons pursuant to which she was appointed as discussed above. Nor are there any family relationships between Ms. Liu and any executive officers and directors. Further, there are no transactions involving the Company which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01                            Financial Statements and Exhibits

(c)              Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:           December 20, 2012